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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report on TRAC Intermodal LLC and Subsidiaries dated March 15, 2013, in the Registration Statement (Form S-4 No. 333-XXXXXX) and related Prospectus of TRAC Intermodal LLC and TRAC Intermodal Corp. for the registration of 11% Senior Secured Notes due 2019.

/s/ Ernst & Young LLP

MetroPark, New Jersey
April 26, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm